山东省寿光市经济和信息化局

关于寿光市豪源化工有限公司
生产规模情况的说明

寿光市豪源化工有限公司现有溴素生产厂9家，2010年实际年产量3万多吨，系山东省内最大溴素生产商。

特此说明。

寿光市经济和信息化局

2011年9月16日